Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Fourth Quarter

And Full Year Results

Strong digital growth

Full year operating margin 20.1%

Over $740 million returned to shareholders in 2018

Quarterly dividend increased 5%

DENVER, February 7, 2019: The Western Union Company (NYSE: WU), a global leader in cross-border, cross-currency money movement, today reported financial results for the 2018 fourth quarter and full year and provided its financial outlook for 2019.

GAAP earnings per share in the fourth quarter was $0.48 compared to a loss of ($2.44) in the prior year period, as the prior year period was negatively impacted by significant adjustment items (refer to Adjustment Items section for details).  On an adjusted basis, earnings per share was $0.49 compared to $0.41 in the prior year period.  The increase in adjusted earnings per share was primarily due to an increased operating profit margin, a lower effective tax rate, and fewer shares outstanding, partially offset by lower revenues.

The Company generated revenue of $1.4 billion in the quarter, which declined 3% compared to the prior year, or increased 2% on a constant currency basis.  The strengthening of the dollar against the Argentine peso negatively impacted reported revenue by 4 percentage points in the quarter, while the effects of inflation on the Company’s Argentina-based businesses are estimated to have positively impacted both reported and constant currency revenue by approximately 2 percentage points.

Consumer money transfer revenues declined 1% in the quarter due to the impact of foreign exchange, but increased 1% in constant currency, led by strong growth in westernunion.com.  The Company’s operating profit margin was 19.3% in the quarter.

“Strong digital growth continues to drive our results,” said president and CEO Hikmet Ersek.  “Westernunion.com money transfer transaction growth accelerated to 25% in the quarter, while overall margins were solid.  Our customers have consistently demonstrated their resilience, even in periods of slowing global economic growth.”

Ersek added, “In 2018 we made important strategic progress.  We feel confident about our operations and business.  In 2019 we will continue to execute our strategy to deliver strong digital expansion, offer our cross-border platform to new payments areas, and generate additional operating efficiencies.”

The new quarterly dividend of $0.20 per common share, which represents a 5% increase over the previous dividend of $0.19, is payable March 29, 2019 to shareholders of record at the close of business on March 15, 2019.

Executive vice president and CFO Raj Agrawal stated, “Efficient cost management and our WU Way programs helped us deliver stable profit margins and solid cash flow in 2018.  We returned over $740 million to shareholders through dividends and share repurchases last year and are pleased to announce today a 5% increase in our quarterly dividend.”

Q4 Business Unit Highlights

•

Consumer-to-Consumer (C2C) revenues, which represented 80% of total Company revenue in the quarter, declined 1% on a reported basis, or increased 1% constant currency, while transactions grew 4%.  Geographically, constant currency revenue growth was led by sends originated in Latin America and Europe, partially offset by declines in the Middle East and Asia Pacific.

Westernunion.com C2C revenues increased 21%, or 22% constant currency, and transactions increased 25%.  Westernunion.com is now available in more than 60 countries, plus additional territories, including approximately 20 new launches over the past year.  Westernunion.com revenues represented 12% of total C2C revenue in the quarter.

•

Western Union Business Solutions revenues increased 3%, or 5% on a constant currency basis, driven by growth in both payments and foreign exchange services.  Business Solutions represented 7% of total Company revenues in the quarter.

•

Other revenues, which primarily consist of bill payments businesses in the U.S. and Argentina, declined 11%, or increased 10% on a constant currency basis.  The strengthening of the dollar against the Argentine peso negatively impacted Other reported revenue by 21 percentage points in the quarter, while the effects of inflation on the Argentina Pago Facil bill payments business are estimated to have positively impacted both reported and constant currency revenue by approximately 11 percentage points.   Other revenues represented 13% of total Company revenues in the quarter.

Additional Q4 Financial Highlights

•

GAAP operating margin in the quarter was 19.3%, which compares to (17.5%) in the prior year period, or 18.0% in the prior year on an adjusted basis.  GAAP operating profit of $271 million compares to a loss of ($252) million in the prior year, or $258 million in the prior year on an adjusted basis.  The improvement in GAAP operating profit was primarily due to adjustment items in the prior year period.  The improvement in adjusted operating profit margin was driven by lower bad debt, marketing, and incentive compensation expenses compared to the prior year period, which were partially offset by higher corporate expenses and technology spending.

•

The effective tax rate in the quarter was 9.8%, with tax expense in the current year quarter of $23 million comparing to $832 million in the prior year period.  The decrease in tax expense was primarily due to the impact of the Tax Act in the U.S.  On an adjusted basis, the tax rate was 6.3% compared to 14.3% in the prior year period.  The decrease in the adjusted effective tax rate was primarily due to certain discrete items in the current year period.

•	The Company returned $133 million to shareholders in the fourth quarter, consisting of $49 million in share repurchases and $84 million of dividends.

2018 Full Year Results

•

The Company’s full year revenue increased 1%, or 3% on a constant currency basis, compared to the prior year.  The strengthening of the dollar against the Argentine peso reduced reported revenue growth by approximately 2.5 percentage points, while the impact of inflation on the Company’s Argentina-based businesses is estimated to have increased revenue growth by approximately 1.5 percentage points.

•

GAAP operating margin of 20.1% compares to 8.6% in the prior year, or 20.0% on an adjusted basis in 2017.  The improvement in GAAP operating margin was primarily due to adjustment items in the prior year period.

•

The effective tax rate for the year was 14.1%.  The full year tax expense was $139 million, which compares to $905 million in the prior year, with the decrease primarily due to the impact of adjustment items in the prior year, including expenses associated with the Tax Act.  Excluding the impact of the Tax Act and other adjustment items, the adjusted tax rate of 11.8% for the full year compares to 13.1% in 2017.  The adjusted tax rate in both periods benefited from various discrete items.

•

GAAP earnings / (loss) per share of $1.87 increased from ($1.19) in the prior year, primarily due to adjustment items in the prior year.  Adjusted earnings per share of $1.92 compares to $1.80 in 2017. The increase in adjusted earnings per share was primarily due to higher revenues, a lower effective tax rate, and fewer shares outstanding.

•

GAAP cash flow from operating activities for the year was $821 million, including the impact of approximately $120 million of tax payments related to the agreement with the U.S. Internal Revenue Service announced in 2011, a $60 million payment for the previously announced NYDFS settlement, and approximately $30 million of outflows for prior year WU Way expenses. The Company returned $741 million to shareholders through dividends and share repurchases for the full year.

Adjustment Items

Adjusted metrics for 2018 exclude the impact of tax expense related to changes in estimates for the provisional accounting for the Tax Act ($8 million for Q4 and $23 million for the full year).

Adjusted metrics for 2017 exclude the impact of the Tax Act ($828 million for Q4 and full year), a non-cash goodwill impairment charge related to the Business Solutions reporting unit ($464 million for Q4 and full year), expenses related to the WU Way business transformation ($35 million for Q4 and $94 million for full year), an accrual related to a settlement with the New York Department of Financial Services (“NYDFS Settlement,” $11 million for Q4 and $60 million for full year), additional expenses for an independent compliance auditor as required by the Joint Settlement Agreements ($8 million for full year), and related tax impacts.

2019 Outlook

The Company’s strategies remain focused on digital expansion, customer experience improvements, operating efficiencies, and new cross-border payments opportunities.  In 2019, the Company expects stable financial performance in a slowing global economic growth environment, with a negative impact from foreign exchange and a higher effective tax rate compared to the prior year, primarily due to impacts from the U.S. Tax Act’s Base Erosion Anti-Abuse Tax (BEAT).

The Company has identified and is in the process of implementing structural actions to mitigate the adverse impact of BEAT.  The 2019 outlook reflects an effective tax rate of approximately 17-18%, which anticipates the mitigation efforts are implemented in stages during the year.  The Company currently expects the effective tax rate to be in the mid-teens level in 2020, reflecting the full effect of mitigation.

The Company expects the following outlook for 2019:

Revenue

•	GAAP: low single-digit decrease to a low single-digit increase
•	Constant currency: low single-digit increase (excluding any benefit related to Argentina inflation)

Operating Profit Margin

•	Operating margin of approximately 20%

Tax Rate

•	Effective tax rate of approximately 17% to 18% in 2019

Earnings per Share

•	EPS in a range of $1.83 to $1.95

Cash Flow

•	Cash flow from operating activities of approximately $1 billion

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

Expenses related to the goodwill impairment, NYDFS Settlement, Joint Settlement Agreements and the WU Way business transformation are not included in operating segment results, as they are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.  Expenses associated with the WU Way business transformation initiative were effectively complete as of December 31, 2017.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods.  Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include consolidated revenue change constant currency adjusted; Consumer-to-Consumer segment revenue change constant currency adjusted; Consumer-to-Consumer segment westernunion.com revenue change constant currency adjusted; Business Solutions segment revenue change constant currency adjusted; Other revenue change constant currency adjusted; consolidated operating income, excluding the impact from goodwill impairment, NYDFS Settlement, Joint Settlement Agreements and WU Way business transformation expenses; consolidated operating margin, excluding goodwill impairment, NYDFS Settlement, Joint Settlement Agreements and WU Way business transformation expenses; effective tax rate excluding goodwill impairment, NYDFS Settlement, Joint Settlement  Agreements, WU Way business transformation expenses and Tax Act; earnings per share, excluding goodwill impairment, NYDFS Settlement, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act; and additional measures found in the supplemental tables included with this press release.  Although the expenses related to the WU Way business transformation are specific to that initiative, the types of expenses related to the WU Way business transformation are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at

http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today.  To listen to the conference call via telephone, dial +1 (888) 317-6003 (U.S.) or +1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call.  The pass code is 9862712.

The conference call and accompanying slides will be available via webcast at

http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2017. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; changes in tax laws, or their interpretation, including with respect to United States tax reform legislation enacted in December 2017 (the "Tax Act"), any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general (the "Joint Settlement Agreements"), and those associated with the January 4, 2018 consent order which resolved a matter with the New York State Department of Financial Services (the "NYDFS Consent Order"); liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation ("GDPR") approved by the European Union ("EU"); failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivatives transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement. Our omnichannel platform connects the digital and physical worlds and makes it possible for consumers and businesses to send and receive money and make payments with speed, ease, and reliability.  As of December 31, 2018, our network included over 550,000 retail agent locations offering Western Union, Vigo or Orlandi Valuta branded services in more than 200 countries and territories, with the capability to send money to billions of accounts. Additionally, westernunion.com, our fastest growing channel in 2018, is available in more than 60 countries, plus additional territories, to move money around the world.  In 2018, we moved over $300 billion in principal in nearly 130 currencies and processed 34 transactions every second across all our services. With our global reach, Western Union moves money for better, connecting family, friends and businesses to enable financial inclusion and support economic growth. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Claire Treacy

+1 (720) 332-0652

claire.treacy@westernunion.com

Investor Relations:

Mike Salop

+1(720) 332-8276

mike.salop@westernunion.com

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		5%	2%	7%	2%	(1)%	(3)%	1%
Consolidated revenues (constant currency) - YoY % change	a	4%	3%	5%	3%	3%	2%	3%
Consolidated operating income/(loss) (GAAP) - YoY % change		19%	(2)%	10%	32%	11%	208%	136%
Consolidated operating income (constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses) - YoY % change	b	0%	3%	5%	(4)%	7%	7%	3%
Consolidated operating margin (GAAP)	jj	(17.5)%	8.6%	19.1%	20.1%	21.8%	19.3%	20.1%
Consolidated operating margin (excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses)	c	18.0%	20.0%	19.1%	20.1%	21.8%	19.3%	20.1%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		5%	1%	7%	4%	0%	(1)%	2%
Revenues (constant currency) - YoY % change	g	4%	2%	5%	3%	2%	1%	2%
Operating margin	jj	21.5%	23.1%	22.2%	23.6%	25.1%	23.3%	23.5%

Transactions (in millions)		71.4	275.8	67.8	73.1	71.8	74.3	287.0
Transactions - YoY % change		3%	3%	4%	5%	4%	4%	4%

Total principal ($- billions)		$21.3	$81.8	$20.8	$22.4	$22.1	$22.4	$87.7
Principal per transaction ($- dollars)		$300	$297	$307	$306	$308	$301	$305
Principal per transaction - YoY % change		3%	0%	5%	5%	2%	0%	3%
Principal per transaction (constant currency) - YoY % change	h	0%	(1)%	2%	3%	4%	3%	3%

Cross-border principal ($- billions)		$19.5	$74.5	$18.9	$20.4	$20.1	$20.5	$79.9
Cross-border principal - YoY % change		6%	3%	9%	9%	6%	5%	7%
Cross-border principal (constant currency) - YoY % change	i	4%	2%	5%	8%	7%	8%	7%

NA region revenues (GAAP) - YoY % change	aa, bb	3%	2%	4%	3%	2%	0%	2%
NA region revenues (constant currency) - YoY % change	j, aa, bb	3%	3%	4%	3%	2%	0%	2%
NA region transactions - YoY % change	aa, bb	1%	3%	1%	2%	1%	2%	2%

EU & CIS region revenues (GAAP) - YoY % change	aa, cc	6%	1%	14%	9%	3%	1%	7%
EU & CIS region revenues (constant currency) - YoY % change	k, aa, cc	2%	2%	5%	4%	4%	2%	4%
EU & CIS region transactions - YoY % change	aa, cc	7%	7%	8%	9%	8%	8%	8%

MEASA region revenues (GAAP) - YoY % change	aa, dd	1%	(8)%	0%	(4)%	(7)%	(7)%	(5)%
MEASA region revenues (constant currency) - YoY % change	l, aa, dd	0%	(7)%	(1)%	(5)%	(6)%	(6)%	(4)%
MEASA region transactions - YoY % change	aa, dd	(2)%	(10)%	(2)%	(1)%	2%	3%	1%

LACA region revenues (GAAP) - YoY % change	aa, ee	21%	22%	20%	11%	2%	0%	8%
LACA region revenues (constant currency) - YoY % change	m, aa, ee	23%	23%	25%	20%	16%	16%	19%
LACA region transactions - YoY % change	aa, ee	17%	17%	17%	16%	11%	11%	14%

APAC region revenues (GAAP) - YoY % change	aa, ff	0%	(2)%	2%	(5)%	(10)%	(9)%	(6)%
APAC region revenues (constant currency) - YoY % change	n, aa, ff	0%	0%	0%	(5)%	(9)%	(8)%	(6)%
APAC region transactions - YoY % change	aa, ff	3%	0%	1%	0%	(2)%	(4)%	(1)%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
Consumer-to-Consumer segment cont.
International revenues - YoY % change	gg	6%	0%	9%	4%	(1)%	(2)%	3%
International transactions - YoY % change	gg	6%	3%	6%	7%	6%	6%	6%
International revenues - % of C2C segment revenues	gg	67%	66%	67%	66%	67%	67%	67%

United States originated revenues - YoY % change	hh	3%	3%	4%	3%	1%	(1)%	2%
United States originated transactions - YoY % change	hh	0%	2%	1%	2%	1%	2%	1%
United States originated revenues - % of C2C segment revenues	hh	33%	34%	33%	34%	33%	33%	33%

westernunion.com revenues (GAAP) - YoY % change	ii	22%	23%	23%	22%	19%	21%	21%
westernunion.com revenues (constant currency) - YoY % change	o, ii	22%	24%	20%	21%	20%	22%	21%
westernunion.com transactions - YoY % change	ii	22%	24%	24%	26%	23%	25%	25%

% of Consumer-to-Consumer Revenue
Regional Revenues:
NA region revenues	aa, bb	37%	37%	36%	37%	37%	37%	37%
EU & CIS region revenues	aa, cc	31%	31%	32%	32%	32%	32%	32%
MEASA region revenues	aa, dd	16%	16%	16%	15%	15%	15%	15%
LACA region revenues	aa, ee	9%	8%	9%	9%	9%	9%	9%
APAC region revenues	aa, ff	7%	8%	7%	7%	7%	7%	7%
westernunion.com revenues	ii	10%	10%	11%	11%	12%	12%	12%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		(4)%	(3)%	3%	(4)%	1%	3%	1%
Revenues (constant currency) - YoY % change	p	(8)%	(3)%	(2)%	(6)%	3%	5%	0%
Operating margin		(3.2)%	3.6%	2.9%	1.2%	14.2%	5.4%	6.1%

Other (primarily bill payments businesses in United States and Argentina)
Revenues (GAAP) - YoY % change		11%	9%	4%	(2)%	(9)%	(11)%	(5)%
Revenues (constant currency) - YoY % change	r	14%	12%	10%	9%	7%	10%	9%
Operating margin		7.9%	10.7%	10.1%	8.5%	5.9%	1.8%	6.7%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		80%	79%	79%	80%	80%	80%	80%
Business Solutions segment revenues		6%	7%	7%	7%	7%	7%	7%
Other revenues		14%	14%	14%	13%	13%	13%	13%

* See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2017	% Change	2018	2017	% Change
Revenues	$1,401.6	$1,438.3	(3)%	$5,589.9	$5,524.3	1%
Expenses:
Cost of services (a)	833.8	870.3	(4)%	3,300.8	3,353.0	(2)%
Selling, general and administrative	296.8	355.9	(17)%	1,167.0	1,231.5	(5)%
Goodwill impairment charge	—	464.0	(d)	—	464.0	(d)
Total expenses (b)	1,130.6	1,690.2	(33)%	4,467.8	5,048.5	(12)%
Operating income/(loss)	271.0	(251.9)	(d)	1,122.1	475.8	(d)
Other income/(expense):
Interest income	1.2	1.1	1%	4.8	4.9	(3)%
Interest expense	(38.2)	(37.9)	1%	(149.6)	(142.1)	5%
Other income/(expense), net (a)	1.0	(0.5)	(d)	14.1	8.9	57%
Total other expense, net	(36.0)	(37.3)	(4)%	(130.7)	(128.3)	2%
Income/(loss) before income taxes	235.0	(289.2)	(d)	991.4	347.5	(d)
Provision for income taxes (c)	22.9	831.7	(97)%	139.5	904.6	(85)%
Net income/(loss)	$212.1	$(1,120.9)	(d)	$851.9	$(557.1)	(d)
Earnings/(loss) per share:
Basic	$0.48	$(2.44)	(d)	$1.89	$(1.19)	(d)
Diluted	$0.48	$(2.44)	(d)	$1.87	$(1.19)	(d)
Weighted-average shares outstanding:
Basic	442.9	459.6		451.8	467.9
Diluted	445.4	459.6		454.4	467.9
Cash dividends declared per common share	$0.19	$0.175	9%	$0.76	$0.70	9%

(a)

On January 1, 2018, the Company adopted an accounting pronouncement that requires the non-service costs of the defined benefit pension plan to be presented outside a subtotal of income from operations, with adoption retrospective for periods previously presented. The adoption of this standard resulted in reductions to "Cost of services" and "Other income/(expense), net" of $0.6 million and $2.4 million for the three and twelve months ended December 31, 2017, respectively, from the amounts previously reported.

(b)

As of December 31, 2017, expenses associated with the WU Way initiative were effectively complete. For the three and twelve months ended December 31, 2017, total WU Way business transformation expenses were $35.2 million and $94.4 million, respectively, including $8.0 million and $35.7 million in cost of services and $27.2 million and $58.7 million in selling, general and administrative, respectively.

(c)

For both the three and twelve months ended December 31, 2017, provision for income taxes included an estimated $828.3 million related to the enactment of the Tax Act into United States law. During the year ended December 31, 2018, the Company completed its accounting for certain of the Tax Acts impacts that were provisionally estimated at December 31, 2017. During the three and twelve months ended December 31, 2018, the Company recorded an additional income tax expense of $8.1 million and $22.5 million,  respectively.

(d)	Calculation not meaningful.

THE WESTERN UNION COMPANY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	December 31,
	2018	2017
Assets
Cash and cash equivalents	$973.4	$838.2
Settlement assets	3,813.8	4,188.9
Property and equipment, net of accumulated depreciation of $702.4 and $635.7, respectively	270.4	214.2
Goodwill	2,725.0	2,727.9
Other intangible assets, net of accumulated amortization of $1,047.6 and $1,042.7, respectively	598.2	586.3
Other assets	616.0	675.9
Total assets	$8,996.8	$9,231.4
Liabilities and Stockholders' Deficit
Liabilities:
Accounts payable and accrued liabilities	$564.9	$718.5
Settlement obligations	3,813.8	4,188.9
Income taxes payable	1,054.0	1,252.0
Deferred tax liability, net	161.1	173.0
Borrowings	3,433.7	3,033.6
Other liabilities	279.1	356.8
Total liabilities	9,306.6	9,722.8

Stockholders' deficit:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 441.2 shares and 459.0 shares issued and outstanding as of December 31, 2018 and 2017, respectively	4.4	4.6
Capital surplus	755.6	697.8
Accumulated deficit	(838.8)	(965.9)
Accumulated other comprehensive loss	(231.0)	(227.9)
Total stockholders' deficit	(309.8)	(491.4)
Total liabilities and stockholders' deficit	$8,996.8	$9,231.4

THE WESTERN UNION COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities
Net income/(loss)	$851.9	$(557.1)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation	76.9	77.1
Amortization	187.8	185.8
Goodwill impairment charge	—	464.0
Deferred income tax provision/(benefit)	(15.1)	69.5
Other non-cash items, net	66.2	124.2
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(31.0)	(62.5)
Accounts payable and accrued liabilities	(126.5)	(417.6)
Income taxes payable	(193.1)	850.4
Other liabilities	4.2	8.2
Net cash provided by operating activities	821.3	742.0
Cash flows from investing activities
Capitalization of contract costs	(150.3)	(74.8)
Capitalization of purchased and developed software	(52.0)	(33.2)
Purchases of property and equipment	(136.7)	(69.1)
Purchases of non-settlement related investments and other	(24.2)	(192.1)
Proceeds from maturity of non-settlement related investments and other	13.7	203.8
Purchases of held-to-maturity non-settlement related investments	(2.8)	(42.7)
Proceeds from held-to-maturity non-settlement related investments	23.5	28.4
Acquisition of businesses, net	—	(24.9)
Net cash used in investing activities	(328.8)	(204.6)
Cash flows from financing activities
Cash dividends paid	(341.7)	(325.6)
Common stock repurchased	(412.4)	(502.8)
Net proceeds from commercial paper	125.0	—
Net proceeds from issuance of borrowings	685.4	746.2
Principal payments on borrowings	(414.4)	(500.0)
Proceeds from exercise of options	10.1	13.0
Other financing activities	(9.2)	(1.3)
Net cash used in financing activities	(357.2)	(570.5)
Net change in cash, cash equivalents and restricted cash	135.3	(33.1)
Cash, cash equivalents and restricted cash at beginning of year (a)	844.4	877.5
Cash, cash equivalents and restricted cash at end of year (a)	$979.7	$844.4

(a)

On January 1, 2018, the Company retrospectively adopted an accounting pronouncement that requires restricted cash, which is recorded in "Other assets" in the Company's Consolidated Balance Sheets, to be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts shown on the statements of cash flows. As of December 31, 2018 and 2017, the Company had $6.3 million and $6.2 million, respectively, of restricted cash.

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2017	% Change	2018	2017	% Change
Revenues:
Consumer-to-Consumer	$1,127.7	$1,144.5	(1)%	$4,453.6	$4,354.5	2%
Business Solutions	96.8	94.3	3%	386.8	383.9	1%
Other (a)	177.1	199.5	(11)%	749.5	785.9	(5)%
Total consolidated revenues	$1,401.6	$1,438.3	(3)%	$5,589.9	$5,524.3	1%
Operating income (b):
Consumer-to-Consumer	$262.5	$245.5	7%	$1,048.2	$1,004.2	4%
Business Solutions	5.2	(3.0)	(d)	23.4	13.8	70%
Other (a)	3.3	15.8	(80)%	50.5	84.2	(40)%
Total segment operating income (b)	271.0	258.3	5%	1,122.1	1,102.2	2%
Goodwill impairment (c)	—	(464.0)	(d)	—	(464.0)	(d)
NYDFS Consent Order (c)	—	(11.0)	(d)	—	(60.0)	(d)
Joint Settlement Agreements (c)	—	—	(d)	—	(8.0)	(d)
Business transformation expenses (c)	—	(35.2)	(d)	—	(94.4)	(d)
Total consolidated operating income/(loss) (b)	$271.0	$(251.9)	(d)	$1,122.1	$475.8	(d)
Operating income margin/(loss) (b):
Consumer-to-Consumer	23.3%	21.5%	1.8%	23.5%	23.1%	0.4%
Business Solutions	5.4%	(3.2)%	8.6%	6.1%	3.6%	2.5%
Other (a)	1.8%	7.9%	(6.1)%	6.7%	10.7%	(4.0)%
Total consolidated operating income margin/(loss) (b)	19.3%	(17.5)%	36.8%	20.1%	8.6%	11.5%

(a)	Consists primarily of the Company’s bill payments businesses in the United States and Argentina.
(b)

On January 1, 2018, the Company adopted an accounting pronouncement that requires the non-service costs of the defined benefit pension plan to be presented outside a subtotal of income from operations, with adoption retrospective for periods previously presented. The adoption of this standard resulted in reductions to "Cost of services" and "Other income/(expense), net" of $0.6 million and $2.4 million for the three and twelve months ended December 31, 2017, respectively, from the amounts previously reported.

(c)

Expenses related to the Goodwill impairment, NYDFS Consent Order, the WU Way business transformation, and the Joint Settlement Agreements are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.

(d)	Calculation not meaningful.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

		4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,438.3	$5,524.3	$1,389.4	$1,411.1	$1,387.8	$1,401.6	$5,589.9
	Foreign currency translation impact (s)	(5.5)	61.3	(18.9)	9.1	52.8	68.9	111.9
	Revenues, constant currency adjusted	$1,432.8	$5,585.6	$1,370.5	$1,420.2	$1,440.6	$1,470.5	$5,701.8
	Prior year revenues, as reported (GAAP)	$1,371.7	$5,422.9	$1,302.4	$1,378.9	$1,404.7	$1,438.3	$5,524.3
	Revenue change, as reported (GAAP)	5%	2%	7%	2%	(1)%	(3)%	1%
	Revenue change, constant currency adjusted	4%	3%	5%	3%	3%	2%	3%

(b)	Operating income/(loss), as reported (GAAP) (jj)	$(251.9)	$475.8	$264.9	$283.6	$302.6	$271.0	$1,122.1
	Foreign currency translation impact (s)	13.3	44.0	3.4	2.9	7.2	4.6	18.1
	Goodwill impairment (t)	464.0	464.0	N/A	N/A	N/A	N/A	N/A
	NYDFS Consent Order (u)	11.0	60.0	N/A	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	—	8.0	N/A	N/A	N/A	N/A	N/A
	WU Way business transformation expenses (w)	35.2	94.4	N/A	N/A	N/A	N/A	N/A
	Operating income, constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$271.6	$1,146.2	$268.3	$286.5	$309.8	$275.6	$1,140.2
	Prior year operating income, excluding NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$271.5	$1,108.3	$254.4	$299.4	$290.1	$258.3	$1,102.2
	Operating income change, as reported (GAAP)	19%	(2)%	10%	32%	11%	208%	136%
	Operating income change, constant currency adjusted, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	0%	3%	5%	(4)%	7%	7%	3%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
	Consolidated Metrics cont.
(c)	Operating income/(loss), as reported (GAAP) (jj)	$(251.9)	$475.8	$264.9	$283.6	$302.6	$271.0	$1,122.1
	Goodwill impairment (t)	464.0	464.0	N/A	N/A	N/A	N/A	N/A
	NYDFS Consent Order (u)	11.0	60.0	N/A	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	—	8.0	N/A	N/A	N/A	N/A	N/A
	WU Way business transformation expenses (w)	35.2	94.4	N/A	N/A	N/A	N/A	N/A
	Operating income, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$258.3	$1,102.2	$264.9	$283.6	$302.6	$271.0	$1,122.1
	Operating margin, as reported (GAAP) (jj)	(17.5)%	8.6%	19.1%	20.1%	21.8%	19.3%	20.1%
	Operating margin, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	18.0%	20.0%	19.1%	20.1%	21.8%	19.3%	20.1%

(d)	Operating income/(loss), as reported (GAAP) (jj)	$(251.9)	$475.8	$264.9	$283.6	$302.6	$271.0	$1,122.1
	Reversal of depreciation and amortization	65.8	262.9	66.7	65.7	63.6	68.7	264.7
	EBITDA (y)	$(186.1)	$738.7	$331.6	$349.3	$366.2	$339.7	$1,386.8
	Goodwill impairment (t)	464.0	464.0	N/A	N/A	N/A	N/A	N/A
	NYDFS Consent Order (u)	11.0	60.0	N/A	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	—	8.0	N/A	N/A	N/A	N/A	N/A
	WU Way business transformation expenses (w)	35.2	94.4	N/A	N/A	N/A	N/A	N/A
	Adjusted EBITDA, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	$324.1	$1,365.1	$331.6	$349.3	$366.2	$339.7	$1,386.8
	Operating margin, as reported (GAAP) (jj)	(17.5)%	8.6%	19.1%	20.1%	21.8%	19.3%	20.1%
	EBITDA margin	(13.0)%	13.4%	23.9%	24.7%	26.4%	24.2%	24.8%
	Adjusted EBITDA margin, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses	22.5%	24.7%	23.9%	24.7%	26.4%	24.2%	24.8%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
	Consolidated Metrics cont.
(e)	Net income/(loss), as reported (GAAP)	$(1,120.9)	$(557.1)	$213.6	$217.6	$208.6	$212.1	$851.9
	Goodwill impairment (t)	464.0	464.0	N/A	N/A	N/A	N/A	N/A
	NYDFS Consent Order (u)	11.0	60.0	N/A	N/A	N/A	N/A	N/A
	Joint Settlement Agreements (v)	—	8.0	N/A	N/A	N/A	N/A	N/A
	WU Way business transformation expenses (w)	35.2	94.4	N/A	N/A	N/A	N/A	N/A
	Income tax benefit from Goodwill impairment (t)	(17.2)	(17.2)	N/A	N/A	N/A	N/A	N/A
	Income tax benefit from Joint Settlement Agreements (v)	—	(2.9)	N/A	N/A	N/A	N/A	N/A
	Income tax benefit from WU Way business transformation expenses (w)	(11.1)	(31.1)	N/A	N/A	N/A	N/A	N/A
	Income tax expense/(benefit) from Tax Act (x)	828.3	828.3	(6.0)	(6.2)	26.6	8.1	22.5
	Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax benefit and Tax Act	1,310.2	1,403.5	(6.0)	(6.2)	26.6	8.1	22.5
	Net income, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act	$189.3	$846.4	$207.6	$211.4	$235.2	$220.2	$874.4
	Diluted earnings/(loss) per share ("EPS"), as reported (GAAP) ($- dollars)	$(2.44)	$(1.19)	$0.46	$0.47	$0.46	$0.48	$1.87
	EPS impact as a result of Goodwill impairment ($- dollars) (t)	$1.01	$1.00	N/A	N/A	N/A	N/A	N/A
	EPS impact as a result of NYDFS Consent Order ($- dollars) (u)	$0.02	$0.13	N/A	N/A	N/A	N/A	N/A
	EPS impact as a result of Joint Settlement Agreements ($- dollars) (v)	$—	$0.02	N/A	N/A	N/A	N/A	N/A
	EPS impact as a result of WU Way business transformation expenses ($- dollars) (w)	$0.08	$0.20	N/A	N/A	N/A	N/A	N/A
	EPS impact from income tax benefit from Goodwill impairment ($- dollars) (t)	$(0.04)	$(0.04)	N/A	N/A	N/A	N/A	N/A
	EPS impact from income tax benefit from Joint Settlement Agreements ($- dollars) (v)	$—	$(0.01)	N/A	N/A	N/A	N/A	N/A
	EPS impact from income tax benefit from WU Way business transformation expenses ($- dollars) (w)	$(0.02)	$(0.07)	N/A	N/A	N/A	N/A	N/A
	EPS impact as a result of Tax Act ($- dollars) (x)	$1.80	$1.76	$(0.01)	$(0.01)	$0.06	$0.01	$0.05
	EPS impact as a result of Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements and WU Way business transformation expenses, net of income tax benefit and Tax Act ($- dollars)	$2.85	$2.99	$(0.01)	$(0.01)	$0.06	$0.01	$0.05
	Diluted EPS, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act ($- dollars)	$0.41	$1.80	$0.45	$0.46	$0.52	$0.49	$1.92
	Diluted weighted-average shares outstanding (z)	462.9	470.9	463.6	459.6	449.0	445.4	454.4

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
	Consolidated Metrics cont.
(f)	Effective tax rate, as reported (GAAP)	(288)%	260%	9%	15%	22%	10%	14%
	Impact from Goodwill impairment (t)	773%	(146)%	N/A	N/A	N/A	N/A	N/A
	Impact from NYDFS Consent Order (u)	(29)%	(8)%	N/A	N/A	N/A	N/A	N/A
	Impact from Joint Settlement Agreements (v)	0%	(1)%	N/A	N/A	N/A	N/A	N/A
	Impact from WU Way business transformation expenses (w)	(67)%	(7)%	N/A	N/A	N/A	N/A	N/A
	Impact from Tax Act (x)	(375)%	(85)%	2%	2%	(10)%	(4)%	(2)%
	Effective tax rate, excluding Goodwill impairment, NYDFS Consent Order, Joint Settlement Agreements, WU Way business transformation expenses and Tax Act	14%	13%	11%	17%	12%	6%	12%

	Consumer-to-Consumer Segment
(g)	Revenues, as reported (GAAP)	$1,144.5	$4,354.5	$1,091.0	$1,127.5	$1,107.4	$1,127.7	$4,453.6
	Foreign currency translation impact (s)	(9.0)	37.7	(26.4)	(9.6)	18.7	23.9	6.6
	Revenues, constant currency adjusted	$1,135.5	$4,392.2	$1,064.6	$1,117.9	$1,126.1	$1,151.6	$4,460.2
	Prior year revenues, as reported (GAAP)	$1,092.5	$4,304.6	$1,015.0	$1,087.3	$1,107.7	$1,144.5	$4,354.5
	Revenue change, as reported (GAAP)	5%	1%	7%	4%	0%	(1)%	2%
	Revenue change, constant currency adjusted	4%	2%	5%	3%	2%	1%	2%

(h)	Principal per transaction, as reported ($- dollars)	$300	$297	$307	$306	$308	$301	$305
	Foreign currency translation impact ($- dollars) (s)	(6)	(1)	(10)	(4)	5	7	—
	Principal per transaction, constant currency adjusted ($- dollars)	$294	$296	$297	$302	$313	$308	$305
	Prior year principal per transaction, as reported ($- dollars)	$292	$298	$292	$293	$302	$300	$297
	Principal per transaction change, as reported	3%	0%	5%	5%	2%	0%	3%
	Principal per transaction change, constant currency adjusted	0%	(1)%	2%	3%	4%	3%	3%

(i)	Cross-border principal, as reported ($- billions)	$19.5	$74.5	$18.9	$20.4	$20.1	$20.5	$79.9
	Foreign currency translation impact ($- billions) (s)	(0.4)	(0.2)	(0.7)	(0.2)	0.3	0.4	(0.2)
	Cross-border principal, constant currency adjusted ($- billions)	$19.1	$74.3	$18.2	$20.2	$20.4	$20.9	$79.7
	Prior year cross-border principal, as reported ($- billions)	$18.3	$72.5	$17.3	$18.7	$19.0	$19.5	$74.5
	Cross-border principal change, as reported	6%	3%	9%	9%	6%	5%	7%
	Cross-border principal change, constant currency adjusted	4%	2%	5%	8%	7%	8%	7%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
	Consumer-to-Consumer Segment cont.
(j)	NA region revenue change, as reported (GAAP)	3%	2%	4%	3%	2%	0%	2%
	NA region foreign currency translation impact (s)	0%	1%	0%	0%	0%	0%	0%
	NA region revenue change, constant currency adjusted	3%	3%	4%	3%	2%	0%	2%

(k)	EU & CIS region revenue change, as reported (GAAP)	6%	1%	14%	9%	3%	1%	7%
	EU & CIS region foreign currency translation impact (s)	(4)%	1%	(9)%	(5)%	1%	1%	(3)%
	EU & CIS region revenue change, constant currency adjusted	2%	2%	5%	4%	4%	2%	4%

(l)	MEASA region revenue change, as reported (GAAP)	1%	(8)%	0%	(4)%	(7)%	(7)%	(5)%
	MEASA region foreign currency translation impact (s)	(1)%	1%	(1)%	(1)%	1%	1%	1%
	MEASA region revenue change, constant currency adjusted	0%	(7)%	(1)%	(5)%	(6)%	(6)%	(4)%

(m)	LACA region revenue change, as reported (GAAP)	21%	22%	20%	11%	2%	0%	8%
	LACA region foreign currency translation impact (s)	2%	1%	5%	9%	14%	16%	11%
	LACA region revenue change, constant currency adjusted	23%	23%	25%	20%	16%	16%	19%

(n)	APAC region revenue change, as reported (GAAP)	0%	(2)%	2%	(5)%	(10)%	(9)%	(6)%
	APAC region foreign currency translation impact (s)	0%	2%	(2)%	0%	1%	1%	0%
	APAC region revenue change, constant currency adjusted	0%	0%	0%	(5)%	(9)%	(8)%	(6)%

(o)	westernunion.com revenue change, as reported (GAAP)	22%	23%	23%	22%	19%	21%	21%
	westernunion.com foreign currency translation impact (s)	0%	1%	(3)%	(1)%	1%	1%	0%
	westernunion.com revenue change, constant currency adjusted	22%	24%	20%	21%	20%	22%	21%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		4Q17	FY2017	1Q18	2Q18	3Q18	4Q18	FY2018
	Business Solutions Segment
(p)	Revenues, as reported (GAAP)	$94.3	$383.9	$96.7	$93.1	$100.2	$96.8	$386.8
	Foreign currency translation impact (s)	(3.0)	1.8	(4.8)	(2.7)	2.3	2.6	(2.6)
	Revenues, constant currency adjusted	$91.3	$385.7	$91.9	$90.4	$102.5	$99.4	$384.2
	Prior year revenues, as reported (GAAP)	$98.8	$396.0	$93.6	$96.6	$99.4	$94.3	$383.9
	Revenue change, as reported (GAAP)	(4)%	(3)%	3%	(4)%	1%	3%	1%
	Revenue change, constant currency adjusted	(8)%	(3)%	(2)%	(6)%	3%	5%	0%

(q)	Operating income/(loss), as reported (GAAP) (jj)	$(3.0)	$13.8	$2.8	$1.1	$14.3	$5.2	$23.4
	Reversal of depreciation and amortization	10.7	42.5	10.6	10.5	10.4	10.4	41.9
	EBITDA (y)	$7.7	$56.3	$13.4	$11.6	$24.7	$15.6	$65.3
	Operating income margin, as reported (GAAP) (jj)	(3.2)%	3.6%	2.9%	1.2%	14.2%	5.4%	6.1%
	EBITDA margin	8.1%	14.7%	13.8%	12.6%	24.6%	16.2%	16.9%

(r)	Other (primarily bill payments businesses in United States and Argentina)
	Revenues, as reported (GAAP)	$199.5	$785.9	$201.7	$190.5	$180.2	$177.1	$749.5
	Foreign currency translation impact (s)	6.5	21.8	12.3	21.4	31.8	42.4	107.9
	Revenues, constant currency adjusted	$206.0	$807.7	$214.0	$211.9	$212.0	$219.5	$857.4
	Prior year revenues, as reported (GAAP)	$180.4	$722.3	$193.8	$195.0	$197.6	$199.5	$785.9
	Revenue change, as reported (GAAP)	11%	9%	4%	(2)%	(9)%	(11)%	(5)%
	Revenue change, constant currency adjusted	14%	12%	10%	9%	7%	10%	9%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Non-GAAP related notes:

(s)

Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(t)

Represents a non-cash goodwill impairment charge related to our Business Solutions reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins. These projections were reevaluated due to the declines in revenues and operating results recognized in the fourth quarter of 2017, which were significantly below management’s expectations. Additionally, as disclosed in prior Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, the total estimated fair value of the Business Solutions reporting unit previously included value derived from strategies to optimize United States cash flow management and global liquidity by utilizing international cash balances (including balances generated by other operating segments) to initially fund global principal payouts for Business Solutions transactions initiated in the United States that would have been available to certain market participants. However, the December 2017 enactment of tax reform into United States law (“Tax Act”) eliminated any fair value associated with these cash management strategies. This charge has been excluded from segment operating income, as this charge has been excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with non-cash impairment charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(u)

Represents the impact from an accrual for a consent order with the New York State Department of Financial Services (“NYDFS”) related to matters identified as part of the Joint Settlement Agreements (referred to above as the “NYDFS Consent Order” or the “NYDFS Settlement”), as described in our Form 8-K filed with the Securities and Exchange Commission on January 4, 2018. Amounts related to the NYDFS Consent Order were recognized in the second and fourth quarters of 2017, and the expenses had no related income tax benefit. These expenses have been excluded from segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(v)

Represents the impact from the settlement agreements related to (1) a Deferred Prosecution Agreement with the United States Department of Justice, and the United States Attorney’s Offices for the Eastern and Middle Districts of Pennsylvania, the Central District of California, and the Southern District of Florida, (2) a Stipulated Order for Permanent Injunction and Final Judgment with the United States Federal Trade Commission (“FTC”), and (3) a Consent to the Assessment of Civil Money Penalty with the Financial Crimes Enforcement Network of the United States Department of Treasury (referred to above, collectively, as the “Joint Settlement Agreements”), to resolve the respective investigations of those agencies, as described in our Form 8-K filed with the Securities and Exchange Commission on January 20, 2017, and related matters. Amounts related to these matters were recognized in the second, third, and fourth quarters of 2016 and the full year 2016 results. Additionally, in the third quarter of 2017, we recorded an additional accrual in the amount of $8 million related to an independent compliance auditor, pursuant to the terms of the Joint Settlement Agreements. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

(w)

Represents the expenses incurred to transform our operating model, focusing on technology transformation, network productivity, customer and agent process optimization, and organizational redesign to better drive efficiencies and growth initiatives (“WU Way business transformation expenses”).  Amounts related to the WU Way business transformation expenses were recognized beginning in the second quarter of 2016, and each subsequent quarter in 2017. As of December 31, 2017, expenses associated with the WU Way initiative were effectively complete. These expenses have been excluded from our segment operating income, as these expenses are excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation. We believe that, by excluding the effects of significant charges associated with the transformation of our operating model that can impact operating trends, management and investors are provided with a measure that increases the comparability of our other underlying operating results. Although the expenses related to the WU Way are specific to that initiative, the types of expenses related to the WU Way initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future.

(x)

Represents the impact to our provision for income taxes related to the Tax Act, primarily due to a tax on previously undistributed earnings of certain foreign subsidiaries, partially offset by the remeasurement of deferred tax assets and liabilities and other tax balances to reflect the lower federal income tax rate, among other effects. During the fourth quarter of 2018, we completed our accounting for the Tax Act.

(y)

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

(z)

For the three months and twelve months ended December 31, 2017, non-GAAP diluted weighted-average shares outstanding includes 3.3 million and 3.0 million shares, respectively. These shares are excluded from the Company’s GAAP diluted weighted-average shares outstanding, as they are anti-dilutive due to the Company’s GAAP net losses for the respective periods.

Other notes:

(aa)	Geographic split for transactions and revenue, including transactions initiated through westernunion.com, is determined entirely based upon the region where the money transfer is initiated.
(bb)	Represents the North America (United States and Canada) (“NA”) region of our Consumer-to-Consumer segment.
(cc)	Represents the Europe and the Russia/Commonwealth of Independent States (“EU & CIS”) region of our Consumer-to-Consumer segment.
(dd)

Represents the Middle East, Africa, and South Asia (“MEASA”) region of our Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.

(ee)	Represents the Latin America and the Caribbean (“LACA”) region of our Consumer-to-Consumer segment, including Mexico.
(ff)	Represents the East Asia and Oceania (“APAC”) region of our Consumer-to-Consumer segment.
(gg)

Represents transactions, including westernunion.com transactions initiated outside the United States, between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.

(hh)	Represents transactions originated in the United States, including intra-country transactions and westernunion.com transactions initiated from the United States.
(ii)	Represents transactions conducted and funded through Western Union branded websites and mobile apps (referred to throughout as “westernunion.com”).
(jj)

On January 1, 2018, the Company adopted an accounting pronouncement that requires the non-service costs of a defined benefit pension plan to be presented outside a subtotal of income from operations, with adoption retrospective for periods previously presented. The adoption of this standard resulted in increases to operating income in the amount of $0.6 million for each quarter of 2017, $2.4 million for the year ended December 31, 2017, $0.8 million for each of the first, second, and fourth quarters of 2016, $0.9 million for the third quarter of 2016, and $3.3 million for the year ended December 31, 2016.